EXHIBIT 99.1

OFFICERS AND DIRECTORS RESOLUTIONS

OF

RIVEX TECHNOLOGY CORP.

(the “Company”)

WHEREAS:

A.	ADRIAN DARIO RIVERA TCHERNIKOV has consented to step down from all officer positions within the Company and as a member of the Board of Directors of the Company.

B.	GABRIEL DOLLENTE DIAMAANDAL has consented to act as the new Chief Executive Officer, President, Treasurer and Secretary of the Company and a member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	ADRIAN DARIO RIVERA TCHERNIKOV has resigned from all officer and director positions with the Company.

2.

GABRIEL DOLLENTE DIAMAANDAL, who has consented to act as Chief Executive Officer, President, Treasurer and Secretary of the Company and a member of the Board of Directors of the Company, is appointed as Chief Executive Officer, President, Treasurer and Secretary of the Company and to serve as the sole member of the Board of Directors of the Company.

Effective date: October 4, 2018

/s/ Adrian Dario Rivera Tchernikov
ADRIAN DARIO RIVERA TCHERNIKOV

/s/ Gabriel Dollente Diamaandal
GABRIEL DOLLENTE DIAMAANDAL